UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant To Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Consent Solicitation Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Consent Solicitation Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

ENTERPRISE PRODUCTS PARTNERS L.P.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒		No fee required.

☐		Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of the transaction:
	(5)	Total fee paid:
☐		Fee paid previously with preliminary materials.

☐		Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

[LOGO]

ENTERPRISE PRODUCTS PARTNERS L.P.
2727 North Loop West
Houston, Texas 77008

NOTICE OF WRITTEN CONSENT
TO BE EFFECTIVE ON MAY 17, 2004

April 22, 2004

To the Common Unitholders of ENTERPRISE PRODUCTS PARTNERS L.P.:

        This Consent Solicitation Statement is being furnished to the common unitholders of Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”), in connection with the solicitation of written consents by the Board of Directors of Enterprise Products GP, LLC, as general partner of the Partnership (the “General Partner”), to approve the Enterprise Products Company Employee Unit Purchase Plan, as amended and restated and attached hereto as Appendix A (the “Unit Purchase Plan”), and the Enterprise Products 1998 Long-Term Incentive Plan, as amended and restated and attached hereto as Appendix B (the “1998 Plan” and together with the Unit Purchase Plan, the “Plans”). Newly-amended rules of the New York Stock Exchange require that the Plans be approved by the holders of the Partnership’s common units. Only beneficial owners of the Partnership’s common units as of the close of business on April 13, 2004 (the “Record Date”) will be entitled to notice of, and to consent to such action in lieu of a meeting of the Partnership’s common unitholders. Additional information about each of the Plans is contained in this Consent Solicitation Statement.

        Included with this Consent Solicitation Statement is a Unitholder Written Consent Form (the “Consent Form”), which provides for approval of each of the Plans. The procedure for indicating consent to the approval of the Plans is described in detail in this Consent Solicitation Statement.

        The Partnership’s principal executive office is located at 2727 North Loop West, Houston, Texas 77008, and the Investor Relations telephone number is (713) 880-6812.

        Please complete, date, sign and mail the enclosed Consent Form promptly using the enclosed postage paid envelope so that the Partnership will receive it by May 17, 2004 and your vote will be counted. No postage need be affixed to the enclosed envelope if it is mailed in the United States.

        UNITHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING CONSENT FORM AND RETURN IT PROMPTLY TO ENTERPRISE IN THE ENCLOSED POSTAGE PAID ENVELOPE.

Very truly yours,

ENTERPRISE PRODUCTS GP, LLC,
General Partner

/s/ O.S. Andras

O.S. Andras President and Chief Executive Officer

        This Consent Solicitation Statement and the accompanying Consent Form are being furnished to you in connection with the solicitation of common unitholder consents by the Board of Directors of the General Partner in lieu of a meeting of the Partnership’s common unitholders to approve the Plans. Only beneficial owners of the Partnership’s common units at the close of business on the Record Date will be entitled to submit a Consent Form and vote on the proposed matters. This Consent Solicitation Statement and the accompanying Consent Form are being sent or given to the Partnership’s common unitholders commencing on or about April 23, 2004.

Solicitation of Written Consents

        Under Delaware law and under the Partnership’s Third Amended and Restated Agreement of Limited Partnership, as amended (the “Partnership Agreement”), any action that may be taken at a meeting of common unitholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding limited partnership units having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all common units entitled to vote thereon were present and voted. Consequently, no meeting of the Partnership’s common unitholders will be held to approve the Plans. Rather, through this Consent Solicitation Statement and the accompanying Consent Form, the Partnership is soliciting its common unitholders’ consent to approve the Plans. If the Partnership receives written consents by May 17, 2004 (the “Effective Date”) from the holders of a majority of its issued and outstanding common units who are holders as of the Record Date, the adoption of the Plans will be deemed to have been approved by the Partnership’s common unitholders on the Effective Date with the same force and effect as if a meeting had been held.

        As required by the Partnership Agreement, if the Plans are approved by the holders of a majority of the Partnership’s outstanding common units, the Partnership will promptly notify the common unitholders from whom consent has not been received. Dan L. Duncan, the Chairman of the General Partner beneficially owned approximately 54.8% of the Partnership’s outstanding common units as of the date of this Consent Solicitation Statement and currently intends to have the appropriate consents executed and delivered that approve both Plans with respect to all such common units. Upon receipt by the Partnership of Mr. Duncan’s completed Consent Forms consenting to the approval of each of the Plans, the Partnership will have received the written consents sufficient to approve each of the Plans.

        The Board of Directors of the General Partner requests that each beneficial owner of common units on the Record Date complete, date, sign and mail the enclosed Consent Form promptly to the address indicated therein. A postage paid return envelope is enclosed for your convenience. The Consent Form should be returned to the Partnership as soon as possible, so that the Partnership will receive it by the Effective Date. If no instructions are given on an executed returned Consent Form, the Consent Form will be voted in favor of each proposal.

        Abstentions and votes against approval of each of the Plans may be specified on the Consent Form. Since the affirmative vote of a majority of the outstanding common units is required to approve each of the Plans, abstentions and broker non-votes with respect to a Plan will have the same legal effect as a vote against the Plan.

        The Partnership will pay the entire cost of the preparation and mailing of this Consent Solicitation Statement and all other costs of this solicitation.

Written Consents Revocable

        Any consent executed and delivered by a beneficial owner of common units on the Record Date may be revoked at any time provided that a written, dated revocation is executed and delivered to the Partnership on or prior to the Effective Date. A revocation may be in any written form validly signed by a beneficial owner of common units on the Record Date as long as it clearly states that the consent previously given is no longer effective. The revocation should be sent to the place fixed for receipt of the Consent Forms.

Compensation of Directors and Executive Officers

        The Partnership does not directly employ any of the persons responsible for managing or operating its businesses. Instead, its businesses are managed by the General Partner, the executive officers of which are employees of, and the compensation of whom is paid by, Enterprise Products Company, the Partnership’s ultimate parent company (“EPCO”). Prior to January 1, 2004, the Partnership reimbursed EPCO for its portion of the compensation EPCO paid individuals it employed as a result of expansion-related activities (through business acquisitions, the construction of new facilities and the like). In addition, prior to January 1, 2004, the Partnership paid EPCO an annual Administrative Services Fee ($17.9 million in 2003) to cover a portion of EPCO’s total compensation costs for approximately 100 other individuals it employed for the management and operation of the Partnership’s businesses.

        The portion of the compensation of O. S. Andras, the General Partner’s Chief Executive Officer, attributable to his services performed on the Partnership’s behalf was reimbursed to EPCO through the Partnership’s payment of the Administrative Services Fee. Of the EPCO employees serving the General Partner whose compensation was wholly or partially-reimbursed by the Partnership, the next four most highly compensated employees at December 31, 2003 were A.J. Teague, Charles E. Crain, Gil H. Radtke and James A. Cisarik, Collectively, these five individuals represent the Partnership’s “Named Executive Officers.” The compensation of Mr. Crain was reimbursed to EPCO through the Partnership’s payment of the Administrative Services Fee. The compensation of Mr. Teague, Mr. Radtke and Mr. Cisarik was wholly reimbursable by the Partnership apart from the Administrative Services Fee. The Named Executive Officers may have also received certain equity-based awards as part of their compensation from EPCO, the reimbursement of which by the Partnership was determined by whether or not their compensation was considered part of the Administrative Services Fee. As such, the cost of awards granted to Mr. Crain were the sole responsibility of EPCO; however, the Partnership was responsible for all the costs associated with the awards granted to Mr. Teague, Mr. Radtke and Mr. Cisarik.

        Summary Compensation Table. The following table sets forth certain compensation information for the Partnership’s Named Executive Officers for the years ended December 31, 2003, 2002 and 2001. The Administrative Services Fee paid to EPCO for the years ended December 31, 2003, 2002 and 2001 was $17.9 million, $16.6 million and $15.1 million, respectively. Prior to January 1, 2004, the Partnership’s payment of this annual fee has been its maximum reimbursement to EPCO for the costs EPCO incurs in managing and operating the Partnership’s business, apart from those expenses deemed attributable to the Partnership’s expansion and business development activities. Effective January 1, 2004, with the approval of the Audit and Conflicts Committee of the Board of Directors of the General Partner, the Administrative Services Agreement was amended to change the Partnership’s method of reimbursing EPCO for its cost of the “pre-expansion” group of administrative personnel from a fixed Administrative Services Fee to a direct reimbursement of all costs actually incurred.

Name and Principal Position	Year	Annual Salary	Compensation Bonus	Long-Term Compensation Securities Underlying Options (#)	All Other Compensation (1)
O. S. Andras	2003(2)	$877,800	$—	—	$17,978
Chief Executive Officer	2002(2)	$864,000	$—	—	$13,671
	2001(2)	$880,000	$—	—	$10,078
A. J. Teague	2003	$381,280	$80,000	—	$20,583
Executive Vice President	2002	$370,000	$70,000	—	$17,240
	2001	$345,000	$80,000	100,000	$11,160
Charles E. Crain	2003(2)	$250,500	$50,000	—	$20,348
Senior Vice President	2002(2)	$240,000	$50,000	—	$17,089
	2001(2)	$218,542	$60,000	20,000	$13,173
Gil H. Radtke	2003	$243,333	$50,000	—	$14,468
Senior Vice President	2002	$206,250	$—	100,000	$14,369
	2001(4)	n/a	n/a	n/a	n/a
James A. Cisarik	2003(3)	$225,500	$240,000	—	$14,618
Senior Vice President	2002	$215,000	$50,000	—	$14,398
	2001(5)	$154,500	$—	40,000	$7,943

(1)	These amounts primarily represent contributions made by EPCO to the 401(k) plan and the Unit Purchase Plan of the Named Executive Officers.
(2)	These amounts are included within the Administrative Services Fee the Partnership has paid to EPCO.
(3)	Mr. Cisarik’s 2003 bonus included a $200,000 retention bonus, the future payment of which was agreed to when he joined Enterprise in connection with the Acadian acquisition in 2001.
(4)	Mr. Radtke joined us in February 2002.
(5)	Mr. Cisarik joined us in April 2001.

        Common Unit Option Grants during 2003. There were no individual grants of options to purchase common units granted to the Partnership’s Named Executive Officers during 2003.

        Unit Options Exercised and Fiscal Year-End Values. The following table provides certain information concerning each exercise of options to purchase common units during the year ended December 31, 2003 by each of the Named Executive Officers and the value of unexercised options to purchase common units at December 31, 2003:

			Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003 (2)
Name	Units Acquired on Exercise (#)	Value Realized ($) (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
O. S. Andras	—	$—	—	—	$—	$—
A. J. Teague	—	$—	100,000	100,000	$1,273,750	$862,500
Charles E. Crain	—	$—	40,000	20,000	$622,000	$172,500
Gil H. Radtke	—	$—	—	100,000	$—	$—
James A. Cisarik	—	$—	—	40,000	$—	$479,500

(1)	The “value realized” represents the difference between the exercise price of the options to purchase common units and the market (sale) price of the common units on the date of exercise without considering any taxes that may have been owed by the beneficiary.
(2)	The value is based on the $24.55 closing price of the common units at December 31, 2003.

        Compensation of Directors. No additional compensation is paid to employees of EPCO who also serve as directors of the General Partner. The General Partner’s three independent outside directors, Ralph S. Cunningham, Richard S. Snell and Lee W. Marshall, are compensated for their services at the expense of the General Partner. Specifically, each receives (i) an annual retainer of $22,500, (ii) $1,250 for each meeting of the Board of Directors that he attends, (iii) $625 for each meeting of a committee of the Board of Directors that he attends and (iv) an annual retainer of $5,750 for each of those who serves as the chairman of a committee of the Board of Directors. Beginning in 2003, the value of their annual compensation consists of 40% in cash payments and 60% in the Partnership’s common units. During 2003, total value of compensation paid to the three independent outside directors by the General Partner for their services as directors was $104,500.

        In addition, the three independent outside directors have also been granted options to acquire the Partnership’s common units. Collectively, these directors held outstanding options to purchase 80,000 common units outstanding at December 31, 2003. None were exercised during 2003.

Voting Securities and Principal Holders Thereof

        Only beneficial owners of the Partnership’s common units as of the close of business on the Record Date will be entitled to vote on the approval of the Plans through written consent in lieu of a meeting. Each common unit entitles the beneficial owner thereof to one vote. On the Record Date, there were 214,661,604 common units outstanding.

        The following table sets forth certain information, as of the Record Date, relating to the beneficial ownership of the Partnership’s common units by: (i) each person or entity who is known by the Partnership to own beneficially 5% or more of the Partnership’s outstanding common units; (ii) each of the Partnership’s executive officers and directors; and (iii) all the directors and executive officers of the Partnership as a group. Unless otherwise indicated, each person has sole voting and dispositive power over the shares indicated as owned by such person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Units	Percent of Common Units Owned
Dan L. Duncan:
Units owned by EPCO (1)	108,934,887	50.7%
Units owned by Trusts (2)	8,574,136	4.0%
Units owned directly	111,600	*

Total for Dan L. Duncan	117,620,623	54.8%

Shell (3)	41,000,000	19.1%
O. S. Andras (4)	3,027,022	1.4%
A. J. Teague (4,5)	193,933	*
Charles E. Crain (4,6)	143,320	*
James A. Cisarik (4,7)	40,000	*
Gil H. Radtke (4)	12,275	*
Ralph S. Cunningham	1,508	*
Lee W. Marshall	10,234	*
Richard S. Snell (8)	28,513	*

All directors and executive officers
as a group (17 persons) (9)	121,519,186	56.5%

* The beneficial ownership of each is less than 1% of the Partnership’s outstanding common units.

(1)	EPCO owns its common units through wholly-owned subsidiaries, Enterprise Products Delaware Holdings L.P. and Enterprise Products Delaware General, LLC. Mr. Duncan owns 50.4% of the voting stock of EPCO and, accordingly, exercises sole voting and dispositive power with respect to the common units beneficially owned by EPCO. The remaining shares of EPCO capital stock are owned primarily by trusts for the benefit of the members of Mr. Duncan’s family. In addition, EPCO and Dan Duncan LLC, together, own 100% of the General Partner, which in turn owns a 2.0% general partner interest in the partnership. The address of EPCO and Mr. Duncan is 2727 North Loop West, Houston, Texas 77008. EPCO has pledged substantially all of its common units and its 95% interest in the General Partner as security under its $300 million revolving credit facility with a syndicate of banks.
(2)	In addition to the common units owned by EPCO, Dan L. Duncan has beneficial ownership of common units owned by the Duncan Family 1998 Trust and Duncan Family 2000 Trust.
(3)	The Partnership issued these units to Shell US Gas & Power LLC (an affiliate of Shell Oil Company) in connection with the Partnership’s acquisition of Tejas Natural Gas Liquids, LLC in 1999 and a related contingent unit agreement. The address of Shell US Gas & Power LLC is 1301 McKinney, Suite 700, Houston, Texas 77010.
(4)	These individuals are Named Executive Officers.
(5)	Mr. Teague’s beneficial ownership amount includes options to purchase 100,000 common units issued under the 1998 Plan that are exercisable within 60 days of the Record Date.
(6)	Mr. Crain’s beneficial ownership amount includes options to purchase 60,000 common units issued under the 1998 Plan that are exercisable within 60 days of the Record Date.
(7)	Mr. Cisarik’s beneficial ownership amount includes options to purchase 40,000 common units issued under the 1998 Plan that are exercisable within 60 days of the Record Date.
(8)	Mr. Snell’s beneficial ownership amount includes options to purchase 20,000 common units issued under the 1998 Plan that are exercisable within 60 days of the Record Date. The number of common units for Mr. Snell includes 6,000 common units held by family trusts for which he has disclaimed beneficial ownership.
(9)	Cumulatively, this group’s beneficial ownership includes options to purchase 550,000 common units issued under the 1998 Plan that are exercisable within 60 days of the Record Date.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table summarizes information about the equity compensation plans pursuant to which employees or directors of the Partnership, EPCO or any of EPCO’s affiliates purchased common units or were awarded common unit options during the year ended December 31, 2003.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans
Approved by Common	--	$--	--
Unitholders

Equity Compensation Plans
Not Approved by Common	1,938,000	$16.07	1,162,523
Unitholders(1)

Total	1,938,000	$16.07	1,162,523

(1)	Reflects options awarded to employees and/or directors under the 1998 Plan. No information is shown in the table for the Unit Purchase Plan because under Statement of Financial Accounting Standards No. 123, the Unit Purchase Plan is not deemed to be an equity compensation plan. During the year ended December 31, 2003, a total of 74,610 common units were purchased under the Unit Purchase Plan at a cost of approximately $190,000 being incurred by EPCO for the employee discount amount available to employees under the plan.

Voting and Appraisal Rights

        The written consent of the holders of a majority of the issued and outstanding common units of the Partnership is required to approve each of the Plans. No dissenters’ rights or rights of appraisal are applicable or available in connection with the approval of either of the Plans.

Overview of Proposals

        This Consent Solicitation Statement contains two proposals requiring common unitholder consent. Proposal 1 requests common unitholders’ consent to approve the Enterprise Products Company Employee Unit Purchase Plan. Proposal 2 requests common unitholders’ consent to approve the Enterprise Products 1998 Long-Term Incentive Plan. Each of the proposals is discussed in more detail in the pages that follow.

Proposal 1: Approval of the Enterprise Products Company Employee Unit Purchase Plan

Adoption of the Unit Purchase Plan

        The Unit Purchase Plan was originally adopted by the Board of Directors of EPCO on February 6, 2002. On February 7, 2002, the Board of Directors of the General Partner authorized and approved the issuance of 100,000 common units (200,000 common units on a post-split basis) under the Unit Purchase Plan and authorized the filing of a Registration Statement on Form S-8 to register the common units available for issuance under the Unit Purchase Plan. The Partnership filed the registration statement on February 11, 2002. On April 8, 2004, the Board of Directors of EPCO amended and restated the Unit Purchase Plan to provide, among other things, that a maximum of 1,200,000 common units may be purchased under the plan and that the plan shall terminate on the tenth anniversary of the approval of the plan by the common unitholders. On April 8, 2004, the Board of Directors of the General Partner (1) ratified and approved the Unit Purchase Plan as so amended and restated; (2) authorized the Partnership to issue up to 1,200,000 common units under the Unit Purchase Plan; (3) authorized the Partnership to file a new Registration Statement on Form S-8 to register the increase in the number of common units available under the Unit Purchase Plan from 200,000 to 1,200,000 common units; and (4) authorized the appropriate officers of the Partnership to solicit the written consents of the common unitholders to approve the Unit Purchase Plan.

        The Board of Directors of the General Partner is soliciting common unitholders’ consents to approve the Unit Purchase Plan because the New York Stock Exchange (the “NYSE”) adopted rules, effective June 30, 2003, that require common unitholder approval of the Unit Purchase Plan. The new NYSE rules require shareholder approval of all listed companies’ equity compensation plans, unless such plans are exempted or excepted from the NYSE’s definition of “equity compensation plan.” Prior to June 30, 2003, the NYSE exempted “broadly-based” plans from the shareholder approval requirements. The Unit Purchase Plan fit within the definition of broadly-based plan, because at least a majority of EPCO’s full-time employees (including employees of its affiliates) were eligible to purchase common units of the Partnership under the plan and at least a majority of the common units issued under the plan were issued to employees who were not officers or directors of EPCO or its affiliates. However, the NYSE’s new rules eliminate the broadly-based plan exemption and reduce the exemptions available for equity compensation plans. The Unit Purchase Plan does not fit within the narrower exemptions of the new NYSE rules, and, consequently, the Partnership is required to solicit unitholder approval of the Unit Purchase Plan. NYSE rules provide that the Partnership may obtain unitholder approval by written consent rather than by solicitation of proxies for a vote at a special meeting of the Partnership’s unitholders.

Description of the Unit Purchase Plan

        The following is a brief description of the principal features of the Unit Purchase Plan. A copy of the Unit Purchase Plan is attached as Appendix A to this Consent Solicitation Statement, and you should refer to the plan for details regarding the awards that may be made under the plan.

        The purpose of the Unit Purchase Plan is to promote the interests of EPCO and the Partnership by providing employees of EPCO and its affiliates a cost-effective program to enable them to acquire or increase their ownership of common units and to provide a means whereby such individuals may develop a sense of proprietorship and personal involvement in the development and financial success of the Partnership, and to encourage them to devote their best efforts to the business of the Partnership, thereby advancing the interests of the Partnership and EPCO.

        Generally, any employee who (i) has been employed by EPCO or any of its affiliates for three consecutive months, (ii) is a regular, active and full time employee and (iii) works at least 30 hours per week is eligible to participate in the Unit Purchase Plan. As of December 31, 2003, 542 employees of EPCO and its affiliates (401 of whom work in the Partnership’s businesses) were participating in the Unit Purchase Plan out of approximately 2,300 eligible employees (1,336 of whom work in the Partnership’s businesses). An eligible employee may enroll in the Unit Purchase Plan on or after the first day of the month following the month in which he or she becomes eligible to participate. Eligible employees may elect to have a designated whole percentage (ranging from 1% to 10%) of their eligible compensation for each pay period withheld for the purchase of common units of the Partnership. Each withholding election made by an eligible employee shall be an ongoing election until changed by the employee or until the date the employee ceases to be eligible to participate in the plan. An eligible employee may cancel or change his or her election at any time. As more fully described in the plan, certain participants in the plan are considered “Restricted Participants,” and such Restricted Participants may not engage in certain transactions under the plan during blackout periods.

        Common units to be delivered under the Unit Purchase Plan may be acquired by the custodian of the plan in the open market or directly from the Partnership, EPCO, any of EPCO’s affiliates or any other person; however, it is currently intended that all common units are to be acquired from the Partnership. A committee appointed by the Chairman or Vice Chairman of EPCO to administer the Unit Purchase Plan makes any necessary adjustments in kind to common units deliverable under the plan. The committee will administer the plan and have the sole power and authority to, among other items, determine eligibility for the plan, determine the number of common units purchased under the plan, determine the time and manner for purchasing common units, establish, amend and waive rules and regulations under the plan and make determinations as to the right of any person to receive common units under the plan.

        EPCO and its affiliated employers remit to the custodian in cash no less frequently than twice a month all amounts of eligible compensation that have been withheld by the employers plus an amount equal to one-ninth of such remitted compensation, which is referred to as the employee discount amount. As a result of the employee discount amount, 10% of the total cost of the common units purchased by the custodian for the benefit of participants under the Unit Purchase Plan is borne by EPCO. The Partnership reimburses EPCO for all such costs that are allocated to employees who work in the Partnership’s businesses.

        Upon transfer to the custodian, all funds are temporarily invested in an interest-bearing fund specified by the committee pending the purchase of common units. Following the end of each three-month period ending on the last day of each January, April, July, and October (a “Purchase Period”), the custodian purchases the number of common units that can be reasonably acquired with the sum of (1) the total amount withheld from each participant’s eligible compensation during such Purchase Period, (2) the total amount paid by EPCO and its affiliates that represents the employee discount under the plan for such Purchase Period and (3) all earnings from the temporary investment of the amounts described in (1) and (2) in the interest-bearing fund. Unless otherwise directed by EPCO, the Custodian will purchase the common units directly from the Partnership at a purchase price per common unit equal to the average of the closing prices for the common units on the NYSE during the Purchase Period. If the Custodian is directed to purchase the common units on the open market, the common units will be purchased over an eight consecutive trading day period beginning on the 15th day of the following month, and the number of common units purchased on each day of the eight day period will be equal to approximately 12.5% of the total number of common units purchased for such Purchase Period.

        Common units acquired for each Purchase Period are allocated to participants in proportion to (i) the sum of their contributions for such Purchase Period, including any allocable employee discount amount paid by EPCO, over (ii) the total of all participants’ contributions to the plan for such Purchase Period, including the employee discount amount paid by EPCO. If common units are purchased on the open market, the price of each common unit allocated to each participant in the plan is based on the weighted average of the purchase prices actually paid for the common units acquired for such Purchase Period. The price of the units purchased from the Partnership, EPCO or any of its affiliates is the average of the closing prices on the NYSE during the Purchase Period, as described above.

        A separate account will be maintained for each employee who participates in the plan reflecting the aggregate amount of his or her eligible compensation that has been withheld and not yet applied to the purchase of units on such eligible employee’s behalf. The account shall also be credited with the common units purchased for such participant under the plan, including any common units purchased pursuant to the Partnership’s Distribution Reinvestment Plan (the “DRIP”) by the custodian with cash distributions on common units held for the participant by the custodian.

        A participant in the plan may elect at any time to have the custodian sell on behalf of, or deliver to, such participant any or all common units and cash allocated to such participant’s account and/or all units that were purchased for such participant pursuant to the DRIP. When distributed, any units and cash allocated to a participant’s account and eligible for distribution to such participant are distributed in kind (except fractional units which are sold for cash) or at the request of the participant, sold by the custodian and the proceeds delivered to the participant (or his/her beneficiary) or transferred to a brokerage account. The custodian is not required to deliver any fractional common units pursuant to the plan.

        The Unit Purchase Plan may be amended or terminated at any time by the Board of Directors of EPCO, or the Chairman of the Board or Vice Chairman of the Board of EPCO; however, under NYSE rules, any material amendment, such as a material increase in the number of common units available under the plan or an increase in the employee discount amount, would also require the approval of the common unitholders.

        The Unit Purchase Plan is effective until the tenth anniversary of the Effective Date (i.e., May 10, 2014), or, if earlier, at the time that all available common units under the plan have been purchased on behalf of the participants or the time of termination of the plan by EPCO.

Tax Effects of Participation in the Unit Purchase Plan

        Each participant in the Unit Purchase Plan will recognize ordinary income equal to the employee discount amount paid to his account in each pay period in which he participates. EPCO will be entitled to an income tax deduction equal to the ordinary income recognized by the participant with respect to the employee discount amount in each such pay period. Since the Partnership is not a taxable entity, all reimbursement payments made by the Partnership to EPCO with respect to the Unit Purchase Plan are treated as deductions that are allocated among the partners of the Partnership in accordance with the Partnership Agreement.

Benefits under the Unit Purchase Plan for 2003.

        Since participation in the Unit Purchase Plan is entirely voluntary, it is not possible to determine the amount of future benefits that may be received by the Named Executive Officers and the executive officers as a whole under the Unit Purchase Plan. The following table sets forth the dollar amounts of the benefits received under the Unit Purchase Plan from EPCO (i.e., the employee discount amount) and the corresponding number of common units purchased with those amounts during the year ended December 31, 2003 by (i) the Named Executive Officers; (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group and (iv) all employees, including all current officers who are not executive officers, as a group:

Name and Position	Dollar Value ($)	Number of Units
O. S. Andras	$—	—
A. J. Teague	5,125	235
Charles E. Crain	—	—
Gil H. Radtke	1,630	75
James A. Cisarik	—	—
All Executive Officers as a Group	9,676	443
All Non-Executive Officer Directors as a Group	—	—
All Non-Executive Officer Employees as a Group	180,534	8,246

THE BOARD OF DIRECTORS OF THE GENERAL PARTNER RECOMMENDS THAT COMMON UNITHOLDERS VOTE “FOR” APPROVAL OF THE ENTERPRISE PRODUCTS COMPANY EMPLOYEE UNIT PURCHASE PLAN.

*     *      *     *     *

Proposal 2: Approval of the Enterprise Products 1998 Long-Term Incentive Plan

Adoption of the 1998 Plan

        The 1998 Plan was originally adopted by the Board of Directors of EPCO on August 24, 1999. In May 2000, the General Partner authorized for issuance under the 1998 Plan and under the Enterprise Products GP, LLC 1999 Long-Term Incentive Plan (the “1999 Plan”) an aggregate of 2,000,000 common units (allocating 1,000,000 common units to each plan). On May 12, 2000, the Partnership filed a Registration Statement on Form S-8 (Registration No. 333-36856) to register the 2,000,000 common units (4,000,000 common units post-split) available for issuance under the 1998 Plan and under the 1999 Plan. On September 19, 2002, the Board of Directors of the General Partner authorized and approved the termination and removal of the 1999 Plan from that registration statement and authorized and approved the increase in the number of common units available for issuance under the 1998 Plan from 1,000,000 to 4,000,000 common units (which increase also reflects the Partnership’s two-for-one common unit split in May 2002). At the time of its termination, all grants that had been made under the 1999 Plan were assumed by the 1998 Plan. The Partnership filed a post-effective amendment to its Registration Statement on Form S-8 on March 13, 2003 to allocate all 4,000,000 registered common units to the 1998 Plan.

        On April 8, 2004, the Board of Directors of EPCO amended and restated the 1998 Plan (1) to provide that a maximum of 7,000,000 common units may be issued under the plan, (2) to provide for awards of restricted units and phantom units under the plan and (3) to provide that the plan shall terminate on the tenth anniversary of the approval of the plan by the common unitholders. On April 8, 2004, the Board of Directors of the General Partner (1) ratified and approved the 1998 Plan as so amended and restated; (2) authorized the Partnership to issue up to 7,000,000 common units under the 1998 Plan; (3) authorized the Partnership to file a new Registration Statement on Form S-8 to register the increase in the number of common units available under the 1998 Plan from 4,000,000 to 7,000,000 common units; and (4) authorized the appropriate officers of the Partnership to solicit the written consents of the common unitholders to approve the 1998 Plan.

        The Board of Directors of the General Partner is soliciting common unitholders’ consents to approve the 1998 Plan because such approval is required under the NYSE’s new rules that became effective June 30, 2003. Prior to June 30, 2003, shareholder approval of equity compensation plans was required only if newly-issued listed securities were issued to awardees under such plans. Prior to the date hereof, all common units issued to the awardees under the 1998 Plan have either been purchased in the open market or provided by the Partnership by reducing its treasury units. The NYSE’s new rules no longer exempt plans that provide for awards of securities only from treasury securities or securities purchased in the open market. Following the Partnership’s receipt of the approval by the common unitholders of the 1998 Plan, the Board of Directors of the General Partner intends to use newly-issued common units to satisfy substantially all outstanding and future awards under the 1998 Plan.

Description of the 1998 Plan

        The following is a brief description of the principal features of the 1998 Plan. A copy of the 1998 Plan is attached as Appendix B to this Consent Solicitation Statement, and you should refer to the plan for details regarding the awards that may be made under the plan.

        The 1998 Plan is intended to promote the interests of EPCO and the Partnership by encouraging employees and directors of EPCO and its affiliates who perform services for EPCO and/or the Partnership to acquire or increase their equity interest in the Partnership and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Partnership through the award of options to purchase common units, of restricted units and of phantom common units. The 1998 Plan was developed to encourage recipients of awards to remain with the Partnership and to devote their best efforts to the Partnership’s business, thereby advancing the interests of all common unitholders and the General Partner. The 1998 Plan also enhances the ability of EPCO and the Partnership to attract and retain the services of key individuals who are essential for the growth and profitability of EPCO and the Partnership.

        Restricted units are common units granted under the 1998 Plan that are subject to forfeiture provisions and restrictions on transferability. It is currently intended that restricted units will become fully-vested upon the earlier of the fourth anniversary of the date on which they are awarded under the 1998 Plan or termination of the participant’s employment under certain circumstances; however, restricted units having different vesting periods could also be awarded. Upon award, certificates evidencing restricted units will be issued in a participant’s name, pursuant to which the participant will have voting rights and will be entitled to receive all distributions made by the Partnership on its restricted units. Certificates evidencing restricted units will be held by the Secretary of the General Partner until the restricted units become fully vested or are forfeited and cancelled.

        Phantom units are notional units that can be granted under the 1998 Plan which, upon vesting, would entitle the holders to receive common units. Participants who receive phantom units under the 1998 Plan will not have voting rights or rights to receive distributions made by the Partnership until the phantom units become vested. However, as described below, a contingent right to receive an amount of cash equal to any cash distributions made on the underlying common units could also be granted in tandem with the phantom units.

        The 1998 Plan is governed by the Audit and Conflicts Committee of the Board of Directors of the General Partner (the “Audit and Conflicts Committee”), whose significant powers include, but are not limited to, (i) designating participants in the plan; (ii) determining the type of equity award and the number of common units to be covered by any equity award; (iii) determining the terms and conditions, including vesting conditions, of any equity award; and (iv) determining, whether, to what extent, and under what circumstances participants may settle, exercise, cancel or forfeit any equity award. Subject to adjustment as provided in the plan, the number of common units that may be awarded to participants is 7,000,000. The common units to be awarded under this plan may be obtained by EPCO through purchases made on the open market, from the Partnership, from affiliates of EPCO or from any other person; however, it is currently intended that all common units are to be acquired from the Partnership. The Partnership reimburses EPCO for its costs attributable to all awards of options to purchase common units, restricted common units and phantom common units that are made to employees working in the Partnership’s businesses.

        Any employee or non-employee director of EPCO or any of its affiliates is eligible to be designated as a participant in the plan by the Audit and Conflicts Committee. Awards under the plan may be granted alone or in addition to, in tandem with, or in substitution for any other award granted under the 1998 Plan or awards granted under any other plan of EPCO or any of its affiliates. Awards granted in addition to or in tandem with other option awards under the 1998 Plan or awards granted under any other plan of EPCO or any of its affiliates may be granted either at the same time as or at a different time from the grant of such other awards.

        The exercise price of common unit options awarded to participants is determined by the Audit and Conflicts Committee (at its discretion) at the date of grant and may be equal to or greater or less than the fair market value of the option award as of the date of grant. The Audit and Conflicts Committee determines the time or times at which the awards may be exercised in whole or in part, and the method or methods by which any payment of the exercise price with respect thereto may be made or deemed to have been made, which may include cash, notes receivable from the participant, or cashless-broker transactions or other acceptable forms of payment. Restricted common unit awards may be granted to participants under the 1998 Plan for no cash payment or for such price as the Audit and Conflicts Committee may set. In addition, to the extent provided by the Audit and Conflicts Committee, any award of options to purchase common units, restricted common unit award or phantom common unit award may include a contingent right to receive an amount in cash equal to any cash distributions made by the Partnership with respect to the underlying common units during the period the award is outstanding. No common units may be delivered pursuant to the 1998 Plan until EPCO has received full payment of any amount required to be paid pursuant to the plan or pursuant to the award grant agreement.

        The 1998 Plan may be amended or terminated at any time by the Board of Directors of EPCO or the Audit and Conflicts Committee; however, under NYSE rules, any material amendment, such as a material increase in the number of common units available under the plan or a change in the types of awards available under the plan, would also require the approval of the common unitholders.

        The 1998 Plan is effective until the tenth anniversary of the Effective Date (i.e., May 10, 2014) or, if earlier, at the time that all available common units under the plan have been delivered to participants or the time of termination of the plan by EPCO.

        At December 31, 2003, there were options outstanding to purchase a total of 1,938,000 common units under the 1998 Plan that had been granted to a total of 63 employees of EPCO and its affiliates, 62 of whom work in the Partnership’s businesses. The weighted-average strike price of these option awards granted to this group was $16.07 per common unit. At December 31, 2003, 509,000 of these options were exercisable. An additional 1,030,000, 374,000 and 25,000 of these unit options will be exercisable in 2004, 2005 and 2006, respectively. At December 31, 2003, awards covering 1,162,523 common units were available for future issuance under the 1998 Plan, which number will increase to 4,162,523 common units assuming the receipt of the approval of the common unitholders of the 1998 Plan (as amended and restated) requested hereunder. No awards of restricted common units or phantom common units have been made under the 1998 Plan; however, the Audit and Conflicts Committee currently intends to utilize awards of restricted common units in the future.

Tax Effects of Awards under the 1998 Plan

        No federal income tax is imposed on the optionee upon the grant of an option to purchase common units under the 1998 Plan. Generally, upon the exercise of such option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise equal to the excess of the fair market value of the common units on the date of exercise over the option price paid for the common units, and EPCO may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the optionee. The recipient of a restricted common unit award will not recognize income at the time of the award, assuming the restrictions applicable to such award constitute a substantial risk of forfeiture for federal income tax purposes. When such forfeiture restrictions lapse, the recipient will recognize ordinary income equal to the fair market value of the common units on the date the forfeiture restrictions lapse, and EPCO will be entitled to an income tax deduction equal to the ordinary income recognized by the recipient at the time of recognition. The recipient of a phantom common unit award will not recognize income at the time of the award, but will recognize ordinary income equal to the fair market value of the underlying common units on the date they are issued to the recipient following vesting, and EPCO will be entitled to an income tax deduction equal to the ordinary income recognized by the recipient at the time of recognition. Since the Partnership is not a taxable entity, all reimbursement payments made by the Partnership to EPCO with respect to awards under the 1998 Plan are treated as deductions that are allocated among the partners of the Partnership in accordance with the Partnership Agreement.

Options Granted During 2003

        Because awards under the 1998 Plan are granted at the discretion of the Audit and Conflicts Committee, it is not possible to determine the amount of future awards that may be granted to the Named Executive Officers and the executive officers as a whole. The following table sets forth the options to purchase common units received under the 1998 Plan and their weighted average exercise price during the year ended December 31, 2003 by (i) the Named Executive Officers; (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group and (iv) all employees, including all current officers who are not executive officers, as a group:

Name and Position	Number of Common Units	Weighted Average Exercise Price
O. S. Andras	-0-	N/A
A. J. Teague	-0-	N/A
Charles E. Crain	-0-	N/A
Gil H. Radtke	-0-	N/A
James A. Cisarik	-0-	N/A
All Executive Officers as a Group	25,000	$ 22.88
All Non-Executive Directors as a Group	-0-	N/A
All Non-Executive Officer Employees as a Group	10,000	$ 20.71

THE BOARD OF DIRECTORS OF THE GENERAL PARTNER RECOMMENDS THAT COMMON UNITHOLDERS VOTE “FOR” APPROVAL OF THE ENTERPRISE PRODUCTS 1998 LONG-TERM INCENTIVE PLAN.

*     *      *     *     *

        The enclosed Consent Form is furnished to beneficial owners of the Partnership’s common units on the Record Date to indicate their consent to the approval and the adoption of the Plans. If you wish to consent in accordance with the recommendations of the Board of Directors of the General Partner, please complete, date, sign and mail the enclosed Consent Form promptly to the address indicated therein. A postage paid return envelope is enclosed for your convenience. The Consent Form should be returned to the Partnership as soon as possible, but in no event later than the Effective Date.

Submission of Unitholder Proposals

        Under applicable Delaware laws and the Partnership Agreement, the Partnership is not required to hold an annual meeting of its common unitholders (limited partners). Special meetings may be called by the General Partner or by limited partners owning 20% or more of the outstanding common units. Any common unitholder who wishes to submit a proposal for inclusion in the proxy materials for any future special meetings must submit such proposal a reasonable time before the Partnership begins to print and mail its proxy materials.

        Securities and Exchange Commission rules set forth standards as to what proposals are required to be included in a proxy statement for a meeting.

        Any common unitholder proposal that is not received by the Partnership within a reasonable time before it mails its proxy materials will be considered untimely. The proxy solicited by the General Partner will confer discretionary authority on the named proxies to vote on any proposal that is not submitted in a timely manner.

Delivery of Documents to Common Unitholders Sharing an Address

        Common unitholders who share a single address will receive only one proxy statement at that address unless the Partnership has received instructions to the contrary from any common unitholder at that address. This practice, known as “householding,” is designed to reduce the Partnership’s printing and postage costs. However, if a common unitholder of record residing at such an address wishes to receive a separate copy of this proxy statement or of future proxy statements (as applicable), he or she may contact the Partnership’s Investor Relations Department at (713) 880-6812 or write to Investor Relations, Enterprise Products Partners L.P., 2727 North Loop West, Suite 700, Houston, Texas, 77008-1038. The Partnership will deliver separate copies of this proxy statement promptly upon written or oral request. If you are a common unitholder of record receiving multiple copies of the Partnership’s proxy statement, you can request householding by contacting the Partnership in the same manner. If you own your common units through a bank, broker or other common unitholder of record, you can request additional copies of this proxy statement or request householding by contacting the common unitholder of record.

APPENDIX A

ENTERPRISE PRODUCTS COMPANY
EMPLOYEE UNIT PURCHASE PLAN
(Third Amendment and Restatement)

        Enterprise Products Company, a Texas corporation (the “Company”), established the Enterprise Products Company Employee Unit Purchase Plan (the “Plan”) effective as of April 1, 2002. The Plan is hereby amended and restated effective as of the date set forth in Section 17 hereof.

        1.        Purpose. The purpose of the Plan is to promote the interests of the Company and Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”), by providing employees of the Company and its Affiliates (as defined below) a cost-effective program to enable them to acquire or increase their ownership of Units and to provide a means whereby such individuals may develop a sense of proprietorship and personal involvement in the development and financial success of the Partnership, and to encourage them to devote their best efforts to the business of the Partnership, thereby advancing the interests of the Partnership and the Company.

        2.        Definitions. As used in this Plan:

“Account” means a separate bookkeeping account maintained by the Employer or Custodian for a Participant.

“Affiliate” means any entity (i) in which the Company or the Partnership has a direct or indirect significant business interest or (ii) which has a significant equity interest, directly or indirectly, in the Company, as determined by the Committee in its discretion, and shall include JMRS Transport Services, Inc. and its subsidiaries.

“Board”means the Board of Directors of the Company.

“Committee” means a committee appointed by the Chairman or Vice Chairman of the Company to administer the Plan.

“Company Blackout Period” means all periods during a year other than each 60-day period beginning on the second business day following a public announcement of the Partnership’s financial results.

“Custodian” means the person engaged by the Company to perform administrative services for the Plan and to hold cash and Units, as provided in the services agreement with such person.

“DRIP”means the Enterprise Products Partners L.P. Distribution Reinvestment Plan.

“Eligible Compensation” means, with respect to an Eligible Employee, the sum of the following items of his/her compensation: salary, hourly wages, drivers’ regular pay, overtime pay, call-out pay, vacation pay, bonuses, sick pay, funeral pay, jury duty pay, holiday pay, and military or other leave of absence pay. No other items of compensation shall be considered.

“Eligible Employee” means any Employee whose current period of employment is three or more months of continuous employment, who is classified by an Employer as a regular, active, full-time employee and whose regularly scheduled work week is at least 30 hours per week, but excluding (i) any such Employee covered by a collective bargaining agreement unless such bargaining agreement provides for his/her participation in the Plan, and (ii) any temporary, project or leased employee or any nonresident alien.

“Employee” means any individual who is an employee of the Company, the Partnership or an Affiliate.

“Employee Discount Amount” means an amount, paid by the Employers each Purchase Period, equal to 10% of the quotient of (x) the total amount withheld from the Participants’ Eligible Compensation during such Purchase Period, divided by (y) 0.90.

“Employer” means the Company and any Affiliate the Committee has designated as a participating entity.

“Participant” means an Eligible Employee or former Eligible Employee with an Account under the Plan.

“Plan Blackout Period” means a period established by the Committee during which a Restricted Participant may not engage in certain transactions under the Plan.

“Purchase Period” means, beginning November 1, 2003, a three-month period ending on the last day of each January, April, July and October.

“Restricted Participant” means an Employee who has the title of vice president or above with the Company or an Affiliate (regardless of where he/she is located) and each other Employee who is a Houston corporate office employee.

“Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) as in effect from time to time.

“Units” mean a limited partnership interest in the Partnership represented by Common Units as set forth in the Partnership Agreement and described in the Registration Statement for the securities of the Partnership.

        3.       Units Available Under Plan. Subject to adjustment as provided in this Section 3, a maximum of 1,200,000 Units may be delivered under the Plan. Units to be delivered under the Plan may be Units acquired by the Custodian in the open market or directly from the Partnership, the Employers or any other person, or any combination of the foregoing. In the event the Committee determines that any distribution, recapitalization, split, reverse split, reorganization, merger, consolidation, spin-off, combination, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment in the maximum number of Units and/or the kind and number of securities deliverable under the Plan is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may make appropriate adjustments to the maximum number of Units and/or the kind and number of securities deliverable under the Plan. The adjustments determined by the Committee shall be final, binding and conclusive.

        4.       Employee Elections. An Eligible Employee may purchase Units under this Plan upon the following terms and conditions:

    (a)       An Eligible Employee may enroll in the Plan on or after the first day of the month following the month in which he/she becomes an Eligible Employee. An Eligible Employee may elect to have his/her Employer withhold on an after-tax basis from his/her Eligible Compensation for each pay period during such Purchase Period a designated whole percentage of his/her Eligible Compensation for such pay period ranging from 1% to 10% for the purchase of Units hereunder. Subject to Section 4(f), an Eligible Employee may cancel or change (within the above limitations) his/her withholding election at any time. All Eligible Employee elections and any changes to an election shall be in such form as the Committee or its delegate may establish from time to time and, subject to Section 4(f), shall be effective as soon as administratively feasible after its receipt.

(b) Subject to Section 4(f), each withholding election made by an Eligible Employee hereunder shall be an ongoing election until the earlier of the date changed by the Eligible Employee, or the date the Eligible Employee ceases to be eligible to participate in the Plan. Eligible Employees may only make contributions through payroll deductions.

    (c)       The Employer shall maintain or cause to be maintained for each electing Eligible Employee a separate Account reflecting the aggregate amount of his/her Eligible Compensation that has been withheld and not yet applied to the purchase of Units for such Eligible Employee. In addition, subject to the further provisions of the Plan, such Account shall be credited with the Units purchased for the Participant under the Plan, including any Units purchased on his/her behalf pursuant to the DRIP by the Custodian with cash distributions on Units held for the Participant by the Custodian. Amounts of Eligible Compensation withheld by the Employer shall not be segregated from the general assets of the Employer and shall not bear interest prior to being remitted to the Custodian. The Employer shall remit to the Custodian in cash not less frequently than twice a month all amounts of Eligible Compensation that have been withheld by the Employer and not previously remitted to the Custodian plus an amount equal to 10% of the quotient of (i) such amount of Eligible Compensation then being remitted to the Custodian divided by (ii) 0.90. The cash amounts remitted to the Custodian shall be invested by the Custodian as soon as reasonably practical in a money market fund approved by the Company until such amounts are used by the Custodian to purchase Units pursuant to the Plan. The interest or dividends earned on amounts invested in the money market fund shall be allocated by the Custodian to the Participants.

    (d)       If a Participant’s contributions under the Plan stop during a Purchase Period due to the Participant ceasing to be an Eligible Employee (including upon a termination of employment), taking an approved, but unpaid leave of absence or becoming disabled and placed on inactive status, then all amounts of cash allocated to his/her Account shall be applied to the purchase of Units following the end of that Purchase Period unless (i) prior to the end of such Purchase Period the Participant directs the Custodian to distribute such cash to the Participant or (ii) such cash is distributed to the Participant pursuant to Section 8(b) or (c), as applicable.

    (e)       If a Participant elects to stop his/her contributions under the Plan during a Purchase Period and continues as an Eligible Employee, then all amounts of cash allocated to his/her Account shall be applied to the purchase of Units following the end of that Purchase Period, unless the Participant terminates employment or dies before the end of such Purchase Period, in which event Section 4(d) shall be applied to such Participant.

(f) Notwithstanding any provisions of the Plan to the contrary, Restricted Participants shall be subject to the following restrictions:

(i) no Units may be sold by or for the benefit of a Restricted Participant during a Company Blackout Period or a Plan Blackout Period;

    (ii)        a Restricted Participant may not join the Plan or increase his/her contribution percentage during a Plan Blackout Period; however, a Restricted Participant may join the DRIP during a Company Blackout Period or a Plan Blackout Period; and

    (iii)        if a Restricted Participant elects to withdraw from the Plan or decrease his/her contribution percentage, the Restricted Participant must wait three months before he/she can rejoin the Plan or increase his/her contribution percentage, as the case may be.

If the above three-month restricted period would expire with respect to a Restricted Participant during a Plan Blackout Period, such restricted period shall automatically continue with respect to such Restricted Participant until the end of that Plan Blackout Period.

        5.       Unit Purchases; DRIP Purchases; Purchase Price.

(a) Following the end of each Purchase Period that begins on and after November 1, 2003, unless directed otherwise by the Company, the Custodian shall purchase directly from the Partnership that number of Units that can be acquired with the sum of (i) the total amount withheld from the Participants’ Eligible Compensation during such Purchase Period, (ii) the Employee Discount Amount for such Purchase Period and (iii) any interest or dividends received by the Custodian from the money market fund investment on the amounts remitted to the Custodian with respect to that Purchase Period. The purchase price paid to the Partnership for such Units shall be the average of the daily closing price of the Units during such Purchase Period, as determined by the Custodian based upon a readily verifiable public source of pricing data, such as a national subscription-based price reporting service selected by the Custodian, in its discretion. If the Custodian is directed to instead purchase all or part of the Units on the open market, those Units shall be purchased over the eight consecutive trading day period beginning on the 15th day of the month (or the first trading day thereafter) following the end of the Purchase Period, and the amount purchased on any such day shall be approximately equal to 12.5% of the amount of cash (Eligible Compensation, Employer Discount Amount and interest or dividends) then credited to the Participants’ Accounts for such Purchase Period. If Units are purchased in the open market, the price of the Units allocated to each affected Participant for a Purchase Period shall be based on the weighted average of the purchase prices actually paid for the Units acquired for such Purchase Period.

    (b)       Cash distributions received by the Custodian with respect to Units it has purchased and is holding for a Participant pursuant to the Plan on or prior to the record date for such distributions shall be distributed to the Participant as soon as practicable unless the Participant directs the Custodian, in the manner prescribed by the Custodian, to “reinvest” such cash distribution in additional Units on behalf of such Participant pursuant to the DRIP. The price at which such cash distributions shall be reinvested shall be the price described in the DRIP.

        6.       Unit Purchase Allocations. The Units acquired under the Plan for a Purchase Period shall be allocated to Participants in proportion to (i) the sum of their contributions, the allocable Employee Discount Amount and any interest or dividends allocated to their Account for such Purchase Period, over (ii) the total of all such Plan amounts applied to the purchase of Units for the Purchase Period.

        7.       Plan Expenses. The Employer shall pay, other than from the Accounts, all brokerage fees for the purchase, but not the sale, of Units and all other costs and expenses of administering the Plan, including the fees of the Custodian. Any fees for the issuance and delivery of certificates to a Participant (or beneficiary) shall be paid by the Participant (or beneficiary). Participants shall be responsible for, and shall pay, any brokerage fees and other costs and expenses incurred by the Custodian in connection with the sale of such Participant’s Units.

        8.       Sale or Delivery of Units to Participants. Except as provided below, Units purchased under the Plan shall be held by the Custodian:

    (a)       Subject to Section 4(f), a Participant who is an Employee may elect at any time to have the Custodian (i) distribute in kind (except that fractional Units shall be sold for cash) any or all Units allocated to the Participant’s Account, including those Units that have been purchased for such Participant pursuant to the DRIP, (ii) sell such Units and deliver the proceeds to the Participant or (iii) transfer the Units to a brokerage account, all as soon as practical.

    (b)       Subject to Section 4(f), if a Participant ceases to be an Employee and has 100 or more Units allocated to his/her Account including all Units acquired on his/her behalf by the Custodian pursuant to the DRIP, then all cash and Units allocated to his/her Account shall be distributed in kind (except that fractional Units shall be sold for cash) as soon as practical to the Participant (or his/her beneficiary), unless the Participant (or his/her beneficiary) elects, within the period provided by the Committee, for such Units to be either (i) sold by the Custodian and the proceeds delivered to the Participant (or his/her beneficiary) or (ii) transferred to a brokerage account.

    (c)       Subject to Section 4(f), if a Participant ceases to be an Employee and has less than 100 Units allocated to his/her Account, including all Units acquired on his/her behalf by the Custodian pursuant to the DRIP, then all Units shall be sold by the Custodian and the proceeds, plus any other cash allocated to his/her Account, shall be delivered to the Participant (or his/her beneficiary) as soon as practical, unless, within the period provided by the Committee, the Participant (or his/her beneficiary) elects for such Units to be either (i) distributed to the Participant (or his/her beneficiary) or (ii) transferred to a brokerage account; provided, however, in all events, fractional Units shall be sold and the proceeds distributed to the Participant.

        9.       No Delivery of Fractional Units; Custodian. Notwithstanding any other provision contained herein, the Employer or Custodian will not be required to deliver any fractional Units to an Employee pursuant to this Plan, although an Employee’s Account may be credited with a fractional Unit for record keeping purposes. The Company may enter into a service agreement with a Custodian that provides for the Custodian to hold on behalf of the Participants the cash contributions, the Units acquired under the Plan and distributions on such Units, provided such agreement permits a Participant to direct the Custodian to either sell, deliver to the Participant a certificate for the Units held for such Participant or transfer to a brokerage account, subject to the limitations in Section 4(f).

        10.       Withholding of Taxes. To the extent that the Employer is required to withhold any taxes in connection with an Eligible Employee’s contributions, the Employee Discount Amount or the purchase of Units for an Eligible Employee, it will be a condition to the receipt of such Units that the Eligible Employee make arrangements satisfactory to the Employer for the payment of such taxes, which may include a reduction in, or a withholding from, the Eligible Employee’s Account, total compensation or salary or reimbursement by the Eligible Employee, as the case may be.

        11.       Rule 16b-3 Compliance. It is intended that any purchases by an Employee subject to Section 16 of the Securities and Exchange Act of 1934 meet all of the requirements of Rule 16b-3. If any action or procedure under the Plan would otherwise not comply with Rule 16b-3, such action or procedure shall be deemed modified from inception, to the extent the Committee deems practicable, to conform to Rule 16b-3.

        12.       Investment Representation. Unless the Units subject to purchase under the Plan have been registered under the Securities Act of 1933, as amended (the “1933 Act”), and, in the case of any Eligible Employee who may be deemed an affiliate (for securities law purposes) of the Company or the Partnership, such Units have been registered under the 1933 Act for resale by such Participant, or the Partnership has determined that an exemption from registration is available, the Employer may require prior to and as a condition of the delivery of any Units that the person purchasing such Units hereunder furnish the Employer with a written representation in a form prescribed by the Committee to the effect that such person is acquiring such Units solely with a view to investment for his or her own account and not with a view to the resale or distribution of all or any part thereof, and that such person will not dispose of any of such Units otherwise than in accordance with the provisions of Rule 144 under the 1933 Act unless and until either the Units are registered under the 1933 Act or the Employer is satisfied that an exemption from such registration is available.

        13.       Compliance with Securities Laws. Notwithstanding anything herein or in any other agreement to the contrary, the Partnership shall not be obligated to sell or issue any Units to an Employee under the Plan unless and until the Partnership is satisfied that such sale or issuance complies with (i) all applicable requirements of the securities exchange on which the Units are traded (or the governing body of the principal market in which such Units are traded, if such Units are not then listed on an exchange), (ii) all applicable provisions of the 1933 Act, and (iii) all other laws or regulations by which the Partnership is bound or to which the Partnership is subject. The Company acknowledges that, as the holder of a majority of the member interest in the general partner of the Partnership, it is an affiliate of the Partnership under securities laws and it shall comply with such laws and obligations of the Partnership relating thereto as if they were directly applicable to the Company.

        14.       Administration of the Plan.

    (a)       This Plan will be administered by the Committee. A majority of the Committee will constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved writing, will be the acts of the Committee.

    (b)       Subject to the terms of the Plan and applicable law, the Committee shall have the sole power, authority and discretion to: (i) determine which persons are Eligible Employees who may participate; (ii) determine the number of Units to be purchased by a Participant; (iii) determine the time and manner for purchasing Units; (iv) interpret, construe and administer the Plan, including without limitation determining the Blackout Periods and which Participants are Restricted Participants; (v) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (vi) make a determination as to the right of any person to receive Units under the Plan; and (vii) make any other determinations and take any other actions that the Committee deems necessary or desirable for the administration of the Plan.

    (c)       The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable in the establishment or administration of the Plan.

        15.       Amendments, Termination, Etc.

(a) This Plan may be amended from time to time by the Board, the Chairman, or the Vice Chairman.

    (b)       This Plan will not confer upon any Employee any right with respect to continuance of employment or other service with the Company or any Affiliate, nor will it interfere in any way with any right the Company or an Affiliate would otherwise have to terminate such Employee’s employment or other service at any time.

    (c)              This Plan may be terminated at any time by the Board, the Chairman, or the Vice Chairman. On termination of the Plan, all amounts then remaining credited to the Accounts for Employees shall be returned to the affected Employees.

(d) A Participant may not assign, pledge, encumber or hypothecate in any manner his/her interest in the Plan, including his/her Account.

        16.       Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable Federal law, and to the extent not preempted thereby, with the laws of the State of Delaware.

        17.       Term of the Plan; Unitholder Approval. The Plan, as hereby amended and restated, shall be effective on the date of its approval by the Unitholders of the Partnership and shall continue until the earliest of (i) all available Units under the Plan have been delivered to Participants, (ii) the termination of the Plan by action of the Board, the Chairman or the Vice Chairman or (iii) the 10th anniversary of the date of the approval by the Unitholders of this amendment and restatement.

APPENDIX B

ENTERPRISE PRODUCTS
1998 LONG-TERM INCENTIVE PLAN
(Amended and Restated as of April 8, 2004)

        SECTION 1.   Purpose of the Plan. The Enterprise Products 1998 Long-Term Incentive Plan, as amended and restated hereby (the “Plan”), is intended to promote the interests of Enterprise Products Company, a Texas corporation (the “Company”), and Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”), by encouraging employees and directors of the Company and its Affiliates who perform services for the Company and/or the Partnership to acquire or increase their equity interests in the Partnership and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Partnership, and to encourage them to remain with the Company and its Affiliates and to devote their best efforts to the business of Company and/or the Partnership, thereby advancing the interests of Company, the Partnership and their respective stockholders or partners. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of key individuals who are essential for the growth and profitability of the Company and/or the Partnership.

        SECTION 2.   Definitions.

        As used in the Plan, the following terms shall have the meanings set forth below:

        “Affiliate” means the Partnership and any entity (i) that controls, is controlled by or is under common control with the Company or the Partnership or (ii) in which the Company or the Partnership has a direct or indirect significant business interest, in each case, as determined by the Committee in its discretion.

        “Award” means an Option, a Restricted Unit or a Phantom Unit granted under the Plan.

        “Board” means the Board of Directors of the Company.

        “Committee” means the Audit and Conflicts Committee of the Board of Directors of the General Partner.

        “DER” means a contingent right, granted in tandem with a specific Phantom Unit award, to receive an amount of cash equal to any cash distributions made by the Partnership with respect to a Unit during the period such Phantom Unit is outstanding.

        “Director” means a “non-employee director”, as defined in Rule 16b-3, of the General Partner.

        “Employee” means any employee of the Company or an Affiliate.

        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

        “Fair Market Value” means the closing sales price of a Unit on the date of grant of an Option or the date of exercise (in whole or in part) of an Option, as applicable (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

        “General Partner” means Enterprise Products GP, LLC, the general partner of the Partnership.

        “Option” means an option to purchase Units granted under the Plan.

        “Participant” means any Employee or Director granted an Award under the Plan.

        “Person” means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

        “Phantom Unit” means a notional or phantom unit granted under the Plan which upon vesting entitles the holder to receive one Unit.

        “Restricted Unit” means a Unit granted under the Plan that is subject to forfeiture provisions and restrictions on its transferability.

        “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

        “SEC” means the Securities and Exchange Commission, or any successor thereto.

        “Unit” means a Common Unit of the Partnership.

        SECTION 3.   Administration. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary thereof.

        SECTION 4.   Units Available for Awards.

    (a)       Units Available. Subject to adjustment as provided in Section 4(c), the number of Units with respect to which Awards may be granted under the Plan is 7,000,000. If any Award is forfeited or otherwise terminates or is canceled without the delivery of Units, then the Units covered by such Award, to the extent of such forfeiture, termination or cancellation, shall again be Units with respect to which Awards may be granted. If any Award is exercised and less than all of the Units covered by such Award are delivered in connection with such exercise, then the Units covered by such Award which were not delivered upon such exercise shall again be Units with respect to which Awards may be granted.

    (b)       Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate (including, without limitation, the Partnership) or other Person, or any combination of the foregoing, as determined by the Committee in its discretion. If, at the time of exercise by a Participant of all or a portion of such Participant’s Award, the Company determines to acquire Units in the open market and the Company is prohibited, under applicable law, or the rules and/or regulations promulgated by the Securities and Exchange Committee or the New York Stock Exchange or the policies of the Company or an Affiliate, from acquiring Units in the open market, delivery of any Units to the Participant in connection with such Participant’s exercise of an Award may be delayed until such reasonable time as the Company is entitled to acquire, and does acquire, Units in the open market.

    (c)       Adjustments. In the event the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award; provided, that the number of Units subject to any Award shall always be a whole number.

        SECTION 5.  Eligibility. Any Employee and Director shall be eligible to be designated a Participant.

        SECTION 6.   Awards.

    (a)       Options. The Committee shall have the authority to determine the Employees and Directors to whom Options shall be granted, the number of Units to be covered by each Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions or intent of the Plan.

    (i)              Exercise Price. The purchase price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted and may be equal to, greater or less than its Fair Market Value as of the date of grant, as determined by the Committee, in its discretion.

    (ii)              Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which any payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, a “cashless-broker” exercise (through procedures approved by the Company), other property, a note from the Participant (in a form and on terms acceptable to the Company, which may include such security arrangements as the Company deems appropriate), or any combination thereof, having a value on the exercise date equal to the relevant exercise price.

(iii) Term. Each Option shall expire as provided in the grant agreement for such Option.

    (b)       Restricted Units. The Committee shall have the authority to determine the Employees and Directors to whom Restricted Units shall be granted, the number of Restricted Units to be granted to each such Participant, the period and the conditions under which the Restricted Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals, and such other terms and conditions as the Committee may establish with respect to such Award, including whether distributions made by the Partnership with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit. If distributions are so restricted, such distributions shall be held by the Company, without interest, until the Restricted Unit vests or is forfeited with the retained distributions then being paid or forfeited at the same time, as the case may be. Absent such a restriction on distributions in the grant agreement, Partnership distributions shall be paid currently to the holder of the Restricted Unit without restriction.

    (c)       Phantom Units. The Committee shall have the authority to determine the Employees and Directors to whom Phantom Units shall be granted, the number of Phantom Units to be granted to each such Participant, the period during which the Award remains subject to forfeiture, the conditions under which the Phantom Units may become vested or forfeited, and such other terms and conditions as the

Committee may establish with respect to such Award, including whether DERs are granted with respect to such Phantom Units.

    (d)       DERs. To the extent provided by the Committee in its discretion, a grant of Phantom Units may include a tandem DER grant, which shall provide that such DERs shall be paid currently to the Participant, be credited to a Company bookkeeping account (with or without interest) and be subject to the same restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion and provided in such grant agreement.

(e) General.

    (i)              Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii) Limits on Transfer of Awards.

    (A)              Each Option shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

    (B)        No Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

    (iii)        Unit Certificates. All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    (iv)        Consideration for Grants. Awards may be granted for no cash consideration payable by a Participant or for such consideration payable by a Participant as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

    (v)        Delivery of Units or other Securities and Payment by Participant of Consideration. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award grant agreement (including, without limitation, any exercise price or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, withholding of Units, “cashless-broker” exercises with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the fair market value of any such property so tendered to, or withheld by, the Company, as of the date of such tender, is at least equal to the full amount required to be paid to the Company pursuant to the Plan or the applicable Award agreement.

    (vi)        Repurchase by the Company of any Units Delivered to a Participant. The Company shall not, and shall not be permitted to, purchase or otherwise acquire from any Participant, during the six month period after the date on which Units are issued or delivered by or on behalf of the Company to a Participant in connection with such Participant’s exercise (in part or whole) of an Option, any of such issued or delivered Units.

    (vii)        Prohibition of the Company Paying Cash or Other Property in lieu of Units. The Company shall not pay or deliver, and is prohibited from paying or delivering, any cash or cash equivalent or any property to a Participant in lieu of the issuance or delivery of Units upon or in connection with the full or partial exercise by a Participant of an Option.

        SECTION 7.  Amendment and Termination. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award agreement or in the Plan:

    (i)        Amendments to the Plan. Except as required by applicable law or the rules of the principal securities exchange on which the Units are traded and subject to Section 7(ii) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any partner, Participant, other holder or beneficiary of an Award, or other Person.

    (ii)        Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(iii), in any Award shall materially reduce the benefit to Participant without the consent of such Participant.

    (iii)        Adjustment or Termination of Awards Upon the Occurrence of Certain Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria (if any) included in, Awards in recognition of unusual or significant events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Partnership or the financial statements of the Partnership, of changes in applicable laws, regulations, or accounting principles, or a change in control of the Company (as determined by its Board) or the Partnership (as determined by the Committee), whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustments may include, without limitation, accelerating the exercisability of an Award, accelerating the date on which the Award will terminate and/or canceling Awards by the issuance or transfer of Units having a value equal to the Option’s positive “spread.”

        SECTION 8.   General Provisions.

    (a)       No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

    (b)       Termination of Employment. For purposes of the Plan, unless the Award agreement provides to the contrary, a Participant shall not be deemed to have terminated employment with the Company and its Affiliates or membership from the Board until such date as the Participant is no longer either an Employee or a Director, i.e., a change in status from Employee to Director or Director to Employee shall not be a termination.

    (c)       No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate or to remain on the Board, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the

Plan or in any Award agreement. Nothing in the Plan or any Award agreement shall operate or be construed as constituting an employment agreement with any Participant and each Participant shall be an “at will”employee, unless such Participant has entered into a separate written employment agreement with the Company or an Affiliate.

    (d)       Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law, without giving effect to principles of conflicts of law.

    (e)       Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

    (f)       Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer or such Units or such other consideration might violate any applicable law or regulation, the rules of any securities exchange, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

    (g)       Unsecured Creditors. Neither the Plan nor any Award shall create or be construed to create a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or the Affiliate.

    (h)       No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and any such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated, without the payment of any consideration therefor.

    (i)       Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

        SECTION 9.   Term of the Plan; Unitholder Approval. The Plan, as hereby amended and restated, shall be effective on the date of its approval by the Unitholders of the Partnership and shall continue until the earliest of (i) all available Units under the Plan have been paid to Participants, (ii) the termination of the Plan by action of the Board or the Committee or (iii) the 10th anniversary of the date of the approval by the Unitholders of this amendment and restatement. Notwithstanding anything in the Plan to the contrary, prior to the approval of this amendment and restatement by the Unitholders of the Partnership, (i) no Restricted Units or Phantom Units may be granted under the Plan and (ii) Options may not be granted under the Plan with respect to more Units than the number available prior to the increase in available Units made by this amendment and restatement.

UNITHOLDER WRITTEN CONSENT FORM
OF
ENTERPRISE PRODUCTS PARTNERS L.P.

        YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THIS UNITHOLDER WRITTEN CONSENT FORM, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF ENTERPRISE PRODUCTS GP, LLC, THE GENERAL PARTNER OF ENTERPRISE PRODUCTS PARTNERS L.P., AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

        Your consent is important. A postage paid return envelope has been included for your convenience. The return envelope requires no postage if mailed in the United States. Your consent as evidenced by your signature and return of this card is revocable only if written notice of revocation is received by the Partnership on or prior to the Effective Date.

        THE UNDERSIGNED ACKNOWLEDGES THAT THIS CONSENT FORM, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED UNITHOLDER AND THAT, IF NO DIRECTION IS MADE, THIS CONSENT FORM WILL BE VOTED IN FAVOR OF EACH PROPOSAL.

SEE REVERSE SIDE

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The Board of Directors of the General Partner recommends a vote “FOR” the following proposals as described in the accompanying Consent Solicitation Statement. The undersigned hereby acknowledges receipt of the Partnership’s Notice of Written Consent dated April 22, 2004.

        1.        Approval of the Enterprise Products Company Employee Unit Purchase Plan:

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

        2.        Approval of the Enterprise Products 1998 Long-Term Incentive Plan:

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

Dated:

Signature of Common Unitholder(s)

Signature if held jointly

Note: Joint owners must each sign. Please sign your name exactly as it appears on this Consent Form. When signing as an attorney, executor, administrator, trustee or guardian, please give full title. If held by a corporation, please sign in the full corporate name by the president or other authorized officer.

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